SECURITY AGREEMENT


This SECURITY AGREEMENT dated as of September 15, 2000 (the "Security Agreement"), between HEALTHCOMP EVALUATION SERVICES CORPORATION, a Nevada corporation (the "Company"), each Subsidiary of the Company a signatory hereto, (each Subsidiary and the Company being herein called a "Grantor" and collectively the "Grantors") and DILIGENTI, INC., a Delaware corporation, the Lender under the Loan and Investment Agreement referred to below.

WHEREAS, by a Loan and Investment Agreement dated September 15, 2000 (the "Loan Agreement") between the Company and the Lender, subject to certain conditions the Lender has agreed to make a bridge loan to the Company in an aggregate principal amount of $3,750,000;

WHEREAS, as a condition to the Loan Agreement each Grantor has entered into this Security Agreement in order to secure the Company's liabilities in respect of the Obligations (as herein defined);

WHEREAS, references in this Security Agreement to the Loan Documents (as defined below) will be deemed to include references therein as they may be amended, modified, varied or restated from time to time. Similarly, references in this Security Agreement to Obligations will be deemed to include any and all obligations which the Grantors may have under or in connection with the Documents as they may be so varied, amended, modified or restated from time to time;

WHEREAS, the Company and certain of its subsidiaries have entered into a Factoring Agreement dated February 17, 1999 (the "Bank of America
Agreement") with Nationsbanc Business Finance Corporation
("Nationsbanc") pursuant to which the Company granted to Bank of America, as successor in interest to Nationsbanc, a security interest in certain receivables of the Company.

NOW THEREFORE, accordingly, the Grantors and the Lender hereby agree as follows:

1.   DEFINITIONS.

Capitalized terms used in this Security Agreement but not defined herein shall have the meanings given to such terms in the Loan Agreement. The meanings given to terms defined in this Security Agreement shall be equally applicable to both the singular and plural forms of such terms. As used herein, the following terms shall have the following meanings:

"Accounts" means, with respect to each Grantor all "accounts" (as defined in the UCC) now owned or hereafter acquired by such Grantor and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or General Intangible under the UCC in effect in any jurisdiction) and all of such Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of such Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to such Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of such Grantor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

"Chattel Paper" has the meaning set forth in the UCC.

"Closing Date" means September 15, 2000.

"Collateral" means (a) with respect to each Grantor, all personal property, wherever located, in which such Grantor now has or hereafter acquires any right or interest (including, without limitation, all Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments, Intellectual Property, Inventory Investment Property, Pledged Deposits, Receivables, cash, bank accounts, special collateral accounts and all books and records, customer lists and credit files related to any of the foregoing), all fixtures, and all Proceeds and products of any of the foregoing, and (b) when used generally, all of the foregoing in which any Grantor now has or hereafter acquires any right or interest.

"Contracts" means all contracts, agreements and other similar consensual obligations, as the same may from time to time be amended, supplemented or otherwise modified, including without limitation (a) all rights to receive moneys due and to become due thereunder or in connection therewith, (b) all rights to damages arising out of any breach or default in respect thereof and (c) all rights to perform and to exercise remedies thereunder.

"Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and
(ii) the right to obtain all renewals thereof.

"Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired, by any Grantor.

"Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by any Grantor, including, without limitation, all Vehicles and rolling stock.

"Event of Default" means an "Event of Default" as set forth in the Loan
Agreement.

"Farm Products" has the meaning set forth in the UCC.

"General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Grantor, including, without limitation, (i) all obligations, liabilities or indebtedness owing to such Grantor from whatever source arising, (ii) all Intellectual Property, copyright licenses, copyrights, patent licenses, patents, trademark licenses, trademarks, other intellectual property rights, trade secrets, permits and licenses and (iii) all rights or claims in respect of refunds for taxes paid.

"Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC), including without limitation those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Grantor.

"Intellectual Property" means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign law or otherwise, including, without limitation: all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all mask works; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); all internet domain names; all copies and tangible embodiments of the foregoing (in whatever form or medium); all damages and payments for past, present and future infringements of the foregoing; all royalties and income due with respect to the foregoing; and the right to sue (whether at law or in equity) and recover for past, present and future infringements of the foregoing, and for the avoidance of doubt, to the extent not included in the foregoing, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

"Intellectual Property Collateral" means any Intellectual Property constituting a part of the Collateral.

"Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by any Grantor, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

"Investment Property" has the meaning set forth in the UCC.

"Lender" means at any time Diligenti, Inc. or any of its successors or assigns under the Loan Agreement at such time.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance, whether voluntary or involuntary or arising by operation of law, in respect of such asset, and including without limitation any "Encumbrance" as defined in the Loan Agreement. For purposes of this Security Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loan Documents" has the meaning set forth in the Loan Agreement.

"Material Adverse Effect" has the meaning set forth in the Loan
Agreement.

"Obligations" means (a) when used with respect to any Grantor (for example, references to a Grantor's "Obligations"), (i) all of such Grantor's liabilities and obligations under this Security Agreement or any other Loan Document to which Grantor is a party, whether for the payment of money (including without limitation principal, interest, costs, charges and other expenses) or otherwise, in any currency or currencies, whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as guarantor or otherwise as principal or surety, and (ii) all other duties, liabilities, obligations and indebtedness of such Grantor to the Lender at any time and however arising, including without limitation those duties, liabilities, obligations and indebtedness of such Grantor arising under or in respect of or related to this Security Agreement or any other Loan Document and any amendments, restatements, renewals, extensions or modifications of any of the foregoing, and (b) when used generally, (i) all liabilities, obligations, duties and indebtedness of the Grantors which are described in the preceding clauses (a)(i) or (ii) of this definition.

"Obligor" shall mean the Company and each Subsidiary which has any obligation under the Loan Documents.

"Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country or any political subdivision thereof an all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

"Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

"Permitted Liens" has the meaning set forth in the Loan Agreement and those additional liens, if any, identified on Annex VI or as otherwise agreed to in writing by the Lender.

"Person" means any individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Pledged Deposits" means all deposits of money, whether or not evidenced by certificates, with any bank, all rights to receive interest on such deposits and all other sums credited by or due from third parties with respect thereto.

"Proceeds" means all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including, without limitation, all claims of any Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

"Receivables" means the Accounts, Chattel Paper, Pledged Deposits, Documents, General Intangibles, Intellectual Property representing rights to the payment of money (however arising), and any related Instruments; provided that, "Receivables" shall not include any of the foregoing rights to the extent that, but only for so long as, such rights shall remain subject to the Lien created pursuant to the Bank of America Agreement.

"Security Interests" means the security interests in the Collateral granted hereunder securing the Obligations.

"Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

"Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

"UCC" means the Uniform Commercial Code as from time to time in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

"Vehicles" means all cars, trucks, trailers, construction and earth-moving equipment and other vehicles covered by a certificate of title of any state of the United States and, in any event, shall include, without limitation the vehicles listed on Annex III hereto and all tires and other appurtenances to any of the foregoing.

The principles of construction set forth in Clause 1.2 of the Loan Agreement shall also apply with respect to this Security Agreement. When the context requires, terms and provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to that Grantor's Collateral or the relevant part thereof. For the avoidance of doubt, the parties agree that this Security Agreement is a "Security Document" as such term is defined in the Loan Agreement.

2.   GRANT.

To secure payment, performance and observance of the Obligations, each Grantor hereby pledges, and grants to the Lender a continuing security interest in, and a right of set-off against, the Collateral (including without limitation the Intellectual Property Collateral) and all present and future right, title and interest of such Grantor therein; provided, however, that there shall be excluded from the Collateral any Contract to the extent, and only to the extent, that such Contract contains as of the Closing Date a legally enforceable provision which would be breached by the grant of the security interest created herein pursuant to the terms of this Security Agreement (except that if and when any prohibition on the assignment, pledge or grant of a security interest in such Contract is removed, the Lender will be deemed to have been granted a security interest in such Contract as of the date hereof, and the Collateral will be deemed to include such Contract); and provided further, that there shall be excluded from the Collateral any Intellectual Property to the extent, and only to the extent, that such Intellectual Property, as of the Closing Date, is governed by or contains a legally enforceable provision which would be breached by the grant of the security interest created herein pursuant to the terms of this Security Agreement (except that if and when any prohibition on the assignment, pledge or grant of a security interest in such Intellectual Property is removed, the Lender will be deemed to have been granted a security interest in such Intellectual Property as of the date hereof, and the Collateral and the Intellectual Property will be deemed to include such Intellectual Property).

The security interests and assignments granted herein shall not relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed under or in respect of any of the Collateral or impose any obligation on the Lender to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or impose any liability on the Lender for any act or omission on the part of such Grantor relative thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement or any of the Loan Documents or in respect of the Collateral or made in connection herewith or therewith.

3. REPRESENTATIONS AND WARRANTIES.

Except as provided in the Loan Agreement, each Grantor hereby represents and warrants to the Lender, as of the date hereof, that:

Section 3.01. Principal Location. Each Grantor's mailing address, and the location of its chief executive office and each location of any books and records (including, without limitation, all computer data and related software including source codes) relating to the Accounts is disclosed in Annex I hereto; each Grantor has no other places of business except those set forth in Annex I hereto.

Section 3.02. Property Locations. Except as permitted hereby, the Inventory, Equipment and Fixtures are located solely at the locations described in Annex I hereto. Except as permitted hereby, none of said locations are leased by any Grantor as lessee except those so designated in Annex I hereto.

Section 3.03. No Other Names. Except as listed on Annex II hereto, none of the Grantors conducts or has conducted any trade or business under any name except the name in which it has executed this Security Agreement. None of the Grantors has been a party to any merger or consolidation in the last five years except as disclosed on Annex II.

Section 3.04. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the Vehicles described in Annex III hereto. None of the Collateral consists of property subject to a statute or treaty referred to in Section 9-302(3) of the UCC (other than Intellectual Property Collateral). None of the Collateral is of a type with respect to which any Lien may be filed under any federal statute except for patents, copyrights and trademarks held by any Grantor and described in Annex IV hereto.

Section 3.05. No Financing Statements. Except as disclosed in Annex VI hereto, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated has been filed in any jurisdiction identified on Annex I, or to the knowledge of Grantor in any other jurisdiction, except financing statements naming the Lender as secured party or financing statements purporting to perfect Permitted Liens and for no other purpose.

Section 3.06. Title to Properties. Each Grantor has good and marketable title to and ownership of the Collateral held by it, free and clear of all Liens except Permitted Liens. Each Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors. Except as set forth in Sections 4.04 and
4.10 of this Security Agreement or on Annex I, no Collateral is in the possession of any Person (other than a Grantor) asserting any claim thereto or Security Interest therein, except that the Lender may have possession of Collateral as contemplated hereby.

Section 3.07. Intellectual Property. Annex IV hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by any Grantor and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by any Grantor. Annex IV also contains a complete and accurate list of all licenses and other rights granted by any Grantor to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to any Grantor. Except as set forth on Annex IV each Grantor has made all necessary filings and recordations and has paid all required fees and taxes to record and maintain its ownership of the patented or registered intellectual property rights in the United States Patent and Trademark Office and the United States Copyright Office and in each other applicable filing office (whether in the United States or otherwise) and no consents are required under any licenses listed in Annex IV to the grant of the security interest to, and exercise of any rights and remedies of, the Lender.

Section 3.08. Accounts. Except as permitted hereby and in the Loan Agreement, the bank accounts with the banks described on Annex V are the only bank or deposit accounts which any Grantor maintains.

Section 3.09. Contracts. No consent of any party to any Contract is required in connection with the execution, delivery and performance of this Security Agreement, other than consents which if not obtained would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.10. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 3.11. Fair Labor Standards Act. None of the Inventory of any Grantor will be produced in violation of any provision of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 201 et seq. (the "Fair Labor Act"). None of the Inventory of any Grantor produced prior to the date of this Security Agreement has been produced in violation of any provision of the Fair Labor Act or in violation of any other law which would not result in a Material Adverse Effect.

Section 3.12. Security Interest. The Security Interests constitute valid security interests under the UCC and other applicable law securing the Obligations. When proper financing statements are filed in proper filing offices in the states identified in Annex I (and the Grantors shall provide the Lender with all information necessary in determining such filing offices), the Security Interests will constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected (a) by filing pursuant to the UCC, (b) with respect to registered Intellectual Property Collateral, by filing with the United States Patent and Trademark Office or the United States Copyright Office, or (c) with respect to money, as defined in the UCC, instruments and certificated securities as defined in the UCC, by possession of the Collateral if maintained by the Lender. Such perfected Security Interests are and at all times shall be prior to all Liens and rights of others therein except for (a) unrecorded Liens permitted by this Security Agreement or the Loan Agreement which are (i) not for borrowed money, (ii) are not securing obligations which are past due and (iii) have priority over the Security Interests by operation of law (b) Liens existing on the Closing Date and identified on Annex VI and (c) Permitted Liens.

Section 3.13. Receivables. No amount payable to any Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender; none of the obligors on any Receivable is a governmental authority except as identified on Annex VII (including, without limitation, any the United States, any state thereof, or any other United States or foreign federal, state or local governmental agency, authority, instrumentality, regulatory body or subdivision); and the amounts represented by any Grantor to any Bank from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects. If required by local law, each Grantor shall provide the Lender with a list of the Receivables at set reasonable intervals.

4. COVENANTS.

Except as provided in the Loan Agreement, from the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

Section 4.01. Inspection and Verification. The Lender and such persons as the Lender may designate shall have the right, at any reasonable time or times upon prior notice and during any Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records), and the premises upon which any of the Collateral is located. In addition, the Lender and its designees shall have such other inspection and verification rights concerning the Collateral as are provided or permitted under other of the Loan Documents.

Section 4.02. Records and Reports. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time reasonably request.

Section 4.03. Financing Statements and Other Actions. Each Grantor will execute and deliver to the Lender all financing statements and amendments thereto and other documents, and take such other actions, as are from time to time reasonably requested by the Lender in order to perfect and to maintain and protect a first priority perfected Security Interest in the Collateral (subject to Permitted Liens) or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

Section 4.04.   Change in Location or Name.  None of the Grantors will
(i) have any Inventory or Equipment or products thereof (other than Inventory sold in the ordinary course of its business) at a location other than a location specified in Annex I hereto, except for Inventory and Equipment in transit between such locations, (ii) maintain records relating to the Receivables at a location other than those locations specified on Annex I hereto as a location where such records are kept,
(iii) maintain a place of business at a location other than a location specified on Annex I hereto, (iv) change its name, or (v) change its mailing address, unless in each such case such Grantor shall have given the Lender at least 30 days' prior written notice thereof and delivered any financing statements or other documents reasonably requested by the Lender.

Section 4.05. Other Financing Statements; Other Liens. None of the Grantors will sign or authorize the signing on its behalf of any financing statement naming it as debtor which covers all or any portion of the Collateral, except financing statements naming the Lender as secured party and those signed in respect of Permitted Liens. None of the Grantors shall create, permit or suffer to exist any Liens on or with respect to any of the Collateral except Permitted Liens.

Section 4.06.   Accounts.

(a) Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce in accordance with its past collection practices and procedures, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Accounts.

(b) Except in the ordinary course of business, consistent with the Grantors' past practices, none of the Grantors will, without the Lender's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(c) Each Grantor will ensure that (i) except as required by the provisions of the Grantors' agreement with Bank of America all of its present and future Receivables (other than intra-group Receivables set-off in accordance with the terms of this Security Agreement) are or will be duly paid into its Accounts set forth on Annex V, or an Account opened after the Closing Date of which the Lender has received notice; and (ii) all sums received from its debtors will be paid into the Accounts set forth on Annex V, or an Account opened after the Closing Date of which the Lender has received notice.

(d) Each Grantor will notify the banks with which it has Accounts of the existence of the Lender's interest in such Account, and each Grantor will provide the Lender with a copy of the bank's acknowledgment of receipt of such notification and in jurisdictions where the bank's consent is required, a copy of the bank's consent to the security interest created hereby.

Section 4.07. Maintenance of Inventory and Equipment. Each Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory in saleable condition and the Equipment in as good a state of repair and condition as at the Closing Date except for ordinary wear and tear, subject in either case to the disposition of obsolete or outdated assets in accordance with such Grantor's past business practices.

Section 4.08. Insurance. Each Grantor shall procure and maintain insurance at its own expense in respect of all its assets and business with insurers previously approved by the Lender in writing. Such insurance shall:

(a) provide cover against all risks which are normally insured against by other companies:

(i) owning or possessing similar assets, including, without limitation, in the case of any freehold or leasehold property loss or damage by fire, lightning, explosion, storm, tempest, flood, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, including subsidence and, if deemed necessary by the Lender (acting reasonably), terrorism; and

(ii) carrying on similar businesses, including, without limitation, insurance against business interruption, loss of profits, product liability, professional indemnity, pollution and public liability;

(b) be in such amounts as would in the circumstances be prudent for such companies and shall include, without limitation, an entitlement to receive the full replacement or reinstatement value from time to time of any assets destroyed or otherwise becoming a total loss, and in the case of any freehold or leasehold property, providing for architects' and surveyors' fees, demolition costs, and the costs of shoring up and three years' loss of rent, in each such case subject to automatic index adjustments;

(c) have the interest of the Lender as mortgagee noted on all relevant policies;

and each Grantor will supply on request copies of each policy of insurance required to be maintained in accordance with this Section 4.08, together with the current premium receipts relating thereto.

Section 4.09. Titled Vehicles. Upon request of the Lender, each Grantor shall promptly execute and deliver any instruments and documents that may be reasonably necessary or that the Lender may reasonably request in order to perfect the Security Interests in all property of the Grantor subject to a certificate of title.

Section 4.10. Bailees. If any Inventory or Equipment of any Grantor is in the possession or control of any warehouseman, processor or other bailee, including such subcontractors as identified in Annex I, upon the request of the Lender, such Grantor shall notify such warehousemen, processors and other bailees in writing (with a copy to the Lender) of the Lender's security interest therein and, upon the occurrence and continuation of an Event of Default and upon the Lender's request, instruct such Persons to hold all such Inventory and Equipment for the Lender's account and subject to the Lender's instructions. If more than $50,000 of Inventory or Equipment of the Grantors is held by a bailee, the Grantors will file a financing statement in the appropriate jurisdiction against such bailee in a form appropriate for the underlying transaction and will promptly send a copy of such financing statement to the Lender. In addition, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature of a warehouse receipt shall not be "negotiable" (as such term is defined in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law), or, if any warehouse receipt or receipt in the nature thereof is "negotiable" (as such term is so used), such Grantor shall promptly take all action as may reasonably be required under the relevant jurisdiction to grant a perfected security interest in such Collateral to the Lender.

Section 4.11. Delivery of Pledged Collateral. To the extent not required to be delivered to the Lender pursuant to another provision of this Security Agreement or pursuant to another Loan Document, the Grantors will hold in trust for the Lender upon receipt and, upon the occurrence of an Event of Default and the continuation thereof or if otherwise reasonably requested by the Lender, promptly deliver to the Lender the originals of all Instruments, Documents, Chattel Paper, letters of credit, certificated securities and certificates issued in respect of Pledged Deposits, which shall be endorsed in blank, marked with such legends and accompanied by such stock powers and assignments as the Lender shall specify.

Section 4.12. Uncertificated Investment Property. If any Grantor acquires any Investment Property which is not a certificated security, such Grantor (i) shall take and cause all other relevant parties to take all such actions as may reasonably be requested by the Lender (including without limitation obtaining for the Lender the agreement of any securities intermediary to comply with instructions and entitlement orders originated by the Lender without further consent of the Grantor or other registered owner or entitlement holder) in order to cause the Security Interests in such Collateral to be perfected by "control" (as such term is used in Articles 8 and 9 of the NYUCC) and (ii) will take and will cause such other relevant parties to take all other action reasonably necessary or appropriate to create and maintain a perfected first priority Lien in such Investment Property in favor of the Lender.

Section 4.13. Intellectual Property Covenant. Each Grantor shall (unless the Lender is of the opinion (acting reasonably)), that the relevant Intellectual Property is of minor importance to the Grantors);

(a) do all acts as are reasonably practicable to maintain, protect and safeguard (including, without limitation, registration with all relevant authorities) its Intellectual Property and not discontinue the use of any of its Intellectual Property;

(b) take all such reasonable steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, reputation, integrity, registration or subsistence of its Intellectual Property;

(c) within 60 days after the Closing Date, the Company shall procure that such steps as are necessary are taken to protect the ExamWriter
v.1.0. and Exam Writer v.2.0. copyrights in the United States and that security on terms acceptable to the Lender is entered into by the Company in relation to the ExamWriter copyright.

Section 4.14.   Federal Claims.

(a) Claims. The Grantors will notify the Lender of any material Receivable which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.

(b) Action. Upon the request of the Lender, the Grantors will take all reasonable actions required to comply, to the Lender's satisfaction, with the Assignment of Claims Act of 1940, as amended, or any similar applicable law, with respect to any such material Receivable.

Section 4.15.   Deposit Accounts.

(a) After the Closing Date, the Grantors shall not without the prior written consent of the Lender open or maintain any account with any recognized bank or building society other than the Accounts listed in Annex V.
(b) Other than with respect to the escrow accounts designated on Annex V maintained by the Grantors, each Grantor will execute and deliver to the Lender, for delivery by the Lender to each bank or other financial institution with which it maintains any bank or deposit account (or if so instructed by the Lender will execute and deliver directly to each such bank or other financial institution) such notices as the Lender may from time to time reasonably request advising each such bank or other financial institution that such account and all deposits therein constitute Pledged Deposits hereunder, subject to the Security Interest granted hereby, and instructing each such bank or other financial institution that such Pledged Deposits are to be maintained by such bank or other financial institution subject to the absolute dominion and control of the Lender and are to be delivered, disbursed or otherwise distributed solely in accordance with the instructions of the Lender, and Grantor shall take all such other actions as may be otherwise be required under applicable law to perfect the Security Interest in the Pledged Deposits; provided, however, the Lender hereby grants to the Grantors a license, revocable upon the occurrence and during the continuance of an Event of Default, to make withdrawals from such deposit accounts in the ordinary course of business for ordinary business purposes permitted under the Loan Agreement.

Section 4.16. Notice. Each Grantor shall notify the Lender of any Default, forthwith upon becoming aware of the occurrence thereof and, upon receipt of a written request to that effect from the Lender, promptly confirm in writing to the Lender that, save as previously notified to the Lender, or as notified in such confirmation, no such event has, so far as such Grantor is aware, occurred.
5. REMEDIES UPON DEFAULT.
Upon the occurrence and during the continuance of an Event of Default, whether or not all of the Obligations shall have become due and payable, the Lender may, in addition to its rights under any of the Loan
Documents:

Section 5.01. General. Exercise any or all of the rights and remedies provided (i) in this Security Agreement, (ii) to a secured party when a debtor is in default under a security agreement governed by the UCC or
(iii) to a secured party when a debtor is in default by any other applicable law. Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of commercial lenders disposing of similar property, but in any event the Lender may sell Collateral on such terms as the Lender may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Security Agreement or required by applicable law (to the extent such notice may not be waived under applicable law).

Section 5.02. Contingent Obligations. With respect to Obligations which are contingent and cannot be accelerated by their nature, reasonably require the Grantors to provide additional collateral in an amount equal to the maximum exposure of the Lender with respect thereto (as reasonably determined in good faith by the Lender).

Section 5.03. Sale or Disposition of Collateral. Collect, receive, appropriate and realize upon the Collateral, and sell, resell, assign, lease, give option or options to purchase, or otherwise dispose of, transfer and deliver all or any part of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder.

Section 5.04. Access to Leased Premises. Immediately enter upon any premises leased by any Grantor for the storage, warehousing or maintenance of Inventory and remove, take possession and dispose of, or store at another site, such Inventory in the Lender's sole discretion.

Section 5.05. Pledged Deposits. Without any necessity on the Lender's part to resort to other security or sources of reimbursement for the Obligations, at any time during the continuance of an Event of Default and without notice to any, exercise rights of set-off against any of the Pledged Deposits (general or special, time or demand, provisional or final) or other sums of any Grantor in the possession of or in transit to the Lender for application to the Obligations, which rights shall be cumulative with the Lender's other rights and remedies including other rights of set-off.

Section 5.06. Grant of License to Use General Intangibles. For the purpose of enabling the Lender to exercise rights and remedies thereunder during the continuation of an Event of Default, each Grantor hereby grants to the Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the General Intangibles to the extent permitted by the terms of such General Intangibles, wherever the same may be located, including in such license reasonable access to all media in which any of the General Intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding the foregoing, the Lender shall have no obligations or liabilities regarding any or all or the General Intangibles by reason of, or arising out of, this Security Agreement.

Section 5.07. Specific Performance. Each Grantor agrees that, in addition to all other rights and remedies granted to the Lender in this Security Agreement and any other Loan Document, the Lender shall be entitled to specific performance and injunctive and other equitable relief, and each Grantor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

Section 5.08. Additional Liabilities Upon Default. Upon the request of the Lender after the occurrence and during the continuance of an Event of Default, each Grantor will promptly:

(a) Assembly of Collateral. Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender within the continental United States of America.

(b) Secured Party Access. Permit the Lender, or the Lender's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

6. WAIVERS, AMENDMENTS AND REMEDIES.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

7. PROCEEDS; COLLECTION OF RECEIVABLES.

Section 7.01. Collection of Receivables. Upon the satisfaction in full of any indebtedness constituting a Permitted Lien with respect to the Receivables as set forth on Annex VI, the Lender may at any time upon the occurrence and during the continuance of an Event of Default, without notice to the Grantors, elect to enforce collection of any Receivable and to require that the Receivables be paid directly to the Lender. In such event, the Grantors shall (if requested to do so by the Lender), and shall permit the Lender to, promptly notify the account debtors or obligors under the Receivables of the Lender's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender. Upon receipt of any such notice from the Lender, each Grantor shall thereafter hold in trust for the Lender all amounts and proceeds received by it with respect to the Receivables and other Collateral, shall segregate all such amounts and proceeds from other funds of the Grantors, and shall at all times thereafter promptly deliver to the Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.

Section 7.02.   Application of Proceeds.

			(a)	During the continuance of an Event of
Default, the Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that any Grantor makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds, the Obligations or part thereof intended to be satisfied and this Security Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

			(b)	The proceeds of any sale of or
collection of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender first to the payment of the costs and expenses of any such sale or collection, including reasonable fees and disbursements of the Lender's agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are reasonably made for the protection of the Collateral or the enforcement of the Lender's security interest in the Collateral) made or incurred by the Lender, together with interest thereon, second in satisfaction of the Obligations and third, to whomsoever may be lawfully entitled to receive any surplus. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the NYUCC. Each Grantor shall remain liable for any deficiency if the proceeds of sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency. Upon any sale of the Collateral by the Lender (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

8. GENERAL PROVISIONS.

Section 8.01.	Notice of Disposition of Collateral.  Each Grantor
hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if given to such Grantor at least 10 days prior to the time of any such public sale or the time after which any such private sale or other disposition may be made.

Section 8.02.	Compromises and Collection of Collateral.  Each Grantor
recognizes that set-offs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to time upon the occurrence and during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

Section 8.03.	Secured Party Performance of Debtor Secured Liabili-
ties. Without having any obligation to do so, in its reasonable discretion, the Lender may perform or pay any obligation which such Grantor has agreed to perform or pay in this Security Agreement but has not performed or paid on the due date therefor and the Grantors shall reimburse the Lender for any amounts paid or reasonably incurred pursuant to this Section 8.03. The Grantors' obligation to reimburse pursuant to the preceding sentence shall be Obligations payable on demand.

Section 8.04.	Authorization for Secured Party To Take Certain Action.
Each Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender, and appoints the Lender as its attorney-in-fact to act on behalf of such Grantor, in the name of such Grantor or otherwise, from time to time in the Lender's reasonable discretion, to take any action and to execute any instrument which the Lender may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including without limitation (but as to the matters described in the following clauses (ii), (iv), (v),
(vi), (vii), (viii), (x) and (xi), only upon the occurrence and during the continuance of an Event of Default): (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Lender's sole discretion to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral; (ii) to endorse, deposit and collect any cash, Instruments and other proceeds of the Collateral; (iii) to file a carbon, photo-graphic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral; (iv) to enforce payment of the Receivables in the name of the Lender or such Grantor; (v) to cause the proceeds of any Collateral received by the Lender to be applied to the Obligations as contemplated by the Loan Documents; (vi) to sign such Grantor's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (vii) to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Lender, and to receive, open and dispose of all mail addressed to such Grantor; (viii) to send requests for verification of Receivables to customers or account debtors (provided that this clause (viii) shall not limit the Lender's rights under
Section 4.01); (ix) to do any act or thing which the Lender reasonably ought to execute and do under the terms of this Security Agreement or which may reasonably be required or deemed proper in the exercise of any rights or powers conferred on the Lender for any of the purposes of this Security Agreement; (x) to grant or issue any exclusive or nonexclusive license under the Collateral to anyone, and (xi) to assign, pledge, convey or otherwise transfer title in or to or dispose of the Collateral to anyone, including without limitation assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, and to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect any of the foregoing or the recordation, registration, filing or perfection thereof. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the security interests created hereby are released. The powers conferred on the Lender and the other Security Beneficiaries hereunder are solely to protect the Lender's and the Security Beneficiaries' interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

Section 8.05.	Use and Possession of Certain Premises.  Upon the
occurrence and during the continuance of an Event of Default, the Lender or its agents or representatives shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid in full or until the Collateral is removed therefrom, whichever occurs first, without any obligation to pay any Grantor for such use and occupancy.

Section 8.06.	Standard of Care.  The Lender's sole duty with respect
to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

Section 8.07.	Specific Provisions Regarding Execution and Filing of
Financing Statements. Pursuant to Section 9-402 of the NYUCC and any other applicable law, each Grantor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests granted hereunder. If otherwise acceptable under local law, a photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

9. MISCELLANEOUS

Section 9.01.	Security Interest Absolute.  The obligations of each
Grantor under this Security Agreement are independent of the obligations under any of the other Loan Documents, and a separate action or actions may be brought and prosecuted against such Grantor to enforce this Security Agreement. All rights of the Lender hereunder, the security interest granted hereby, and all Obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Loan Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any other Collateral, or any release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Obligations, or
(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Security Agreement.

Section 9.02.	Further Assurances.  The Grantors agree to do such
further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Lender may at any time reasonably request in connection with the administration and enforcement of this Security Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Lender its rights and remedies hereunder.

Section 9.03.	Lender's Fees and Expenses; Indemnification.

			(a)	 The Grantors agree to pay upon demand
to the Lender the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel (including without limitation the allocated fees and expenses of in-house counsel) and of any experts or agents, which the Lender may reasonably incur in connection with (i) the administration of this Security Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by the Grantors to perform or observe any of the provisions hereof.

			(b)	Without limiting the foregoing, each
Grantor agrees to pay, and to save the Lender harmless from, and to indemnify it against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement (provided, however, that Grantors may contest any taxes in good faith in proper proceedings). Any such amounts payable as provided hereunder shall be additional Obligations secured by this Security Agreement and the other Loan Documents to which the Grantors are party. Each Grantor further agrees to pay, and to save the Lender harmless from, and to indemnify it against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement, or arising out of or relating to the Lender's relationship with any Grantor hereunder or under any other Loan Document (including without limitation for all Environmental Claims).

Section 9.04.	Binding Agreement; Assignments.  This Security
Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that none of the Grantors shall be permitted to assign this Security Agreement or any interest herein.

Section 9.05.	Governing Law.  This Security Agreement shall be
construed in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

Section 9.06.	Notices.

			(a)	All notices or other communications to
be made hereunder shall be made by facsimile or otherwise in writing.

			(b)	Any notices, or other communications
to be served on any Grantor (except as provided in Section 9.11 of this Security Agreement) pursuant to this Security Agreement shall be made or delivered to it at the address and/or facsimile number set out under its name and signature of its authorised signatory at the end of this Security Agreement, marked for the attention of the Chief Executive Officer, or at such other address and/or facsimile as such Grantor may hereafter advise the Lender of in writing.

		(c)	Any notice to the Lender shall be addressed and
delivered to the Lender at the address set out under its name and signature of its authorised signatory at the end of this Security Agreement, or to such other address as the Lender may hereafter notify the Company of in writing.

		(d) 	Any notice to any Grantor shall be deemed to
have been given:

			(i)	if delivered personally, at the time
of such delivery;

			(ii)	if mailed on the second Business Day
following the day on which it was dispatched by first class mail
(airmail, if appropriate) postage prepaid; and

			(iii)	if sent by facsimile transmission, on
the Business Day on which transmitted.

		(e)	Any notice to the Lender shall be deemed to
have been given only on actual receipt by the Lender.

Section 9.07.	Severability.  In case any one or more of the
provisions contained in this Security Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08.	Section Headings.  Section headings used herein are for
convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

Section 9.09.	Counterparts.  This Security Agreement may be executed
in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 9.10	Termination.

			(a)	At such time as all of the Obligations
(other than any indemnity and similar obligations which expressly survive termination of this Security Agreement or the Loan Agreement and are not then due and payable) have been paid irrevocably and in full, this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and each Grantor shall terminate, and the Collateral shall be released from the Security Interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Lender shall deliver to such Grantor any Collateral then held by the Lender hereunder and shall execute and deliver to such Grantor, but without recourse to or warranty by the Lender, such Uniform Commercial Code termination statements and similar documents prepared by such Grantor which such Grantor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

			(b)	Notwithstanding anything to the
contrary contained in this Security Agreement, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantors or any of them for liquidation or reorganization, should any Grantor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, had not been made.

Section 9.11.	CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL
JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK, U.S.A. AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE GRANTORS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. TO THE EXTENT PERMITTED BY LAW, EACH GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 9.12.	WAIVER.  Notwithstanding anything contained in this
Security Agreement to the contrary, no claim may be made by the Grantors against the Lender for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than wilful misconduct or actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder, or any act, omission or event occurring in connection therewith; and the Grantors hereby waive, release and agree not to sue upon any such claim for any such damages. THE GRANTORS AGREE THAT THIS
SECTION 9.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE LENDER WOULD NOT EXTEND TO THE GRANTORS OR OBLIGORS ANY AMOUNTS UNDER THE LOAN DOCUMENTS IF THIS SECTION 9.12 WERE NOT PART OF THIS AGREEMENT.

Section 9.13.	WAIVER OF JURY TRIAL.  THE GRANTORS AND THE LENDER
HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF. THE GRANTORS AGREE THAT THIS SECTION 9.13 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE LENDER WOULD NOT EXTEND TO THE GRANTORS OR OBLIGORS ANY AMOUNTS UNDER THE LOAN DOCUMENTS IF THIS
SECTION 9.13 WERE NOT PART OF THIS AGREEMENT.

Section 9.14.	Joint and Several Obligations; Waiver of Joinder.  All
obligations, covenants, undertakings, representations and warranties of the Grantors or by any of them hereunder shall be their joint and several obligations. Each Grantor hereby waives any requirement that any other Grantor, Obligor or Person be joined in or made party to any action to enforce this Security Agreement or any right or remedy hereunder.

Section 9.15.	Acknowledgments.  Each Grantor acknowledges that:  (a)
it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Loan Documents to which it is a party; (b) the Lender, does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement of any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Lender on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby.

Section 9.16.	Additional Grantors.  Each person or entity that is
required to become a party to this Security Agreement pursuant to the Loan Agreement shall become a Grantor for all purposes of this Security Agreement upon execution and delivery by such person or entity of an Assumption Agreement in the form of Annex 1 hereto.

Section 9.17.	Additional Information.  Each Grantor will provide
additional information regarding the Collateral and the Security
Interests upon reasonable request by the Lender.

Section 9.18.	Coordination with Pledge Agreement.  We refer to that
certain Pledge Agreement of even date herewith among the Company and its Subsidiaries (the "Pledgors") and the Lender (the "Pledge Agreement"), pursuant to which the Pledgors thereunder, some of whom are also Grantors under this Security Agreement, have pledged and granted security interests in certain "Pledged Securities" (as therein defined) and certain other property to the Lender as additional collateral for the Obligations. In the event of any conflict between the provisions hereof and of the Pledge Agreement with respect to such Pledged Securities, the provisions of the Pledge Agreement shall control.

Section 9.19.	Conflicts.  Only to the extent of a direct conflict
between the provisions of the Loan Agreement and Sections 3 and 4 hereof, the provisions of the Loan Agreement shall control.

Section 9.20.	Concerning Revised Article 9 of the Uniform Commercial
Code. The parties acknowledge and agree to the following provisions of this Security Agreement in anticipation of the possible application, in one or more jurisdictions to the transaction contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9").

(a)	Attachment.  In applying the law of any jurisdiction in which
Revised Article 9 is in effect, the Collateral is all assets of each Obligor, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any Obligor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, such Obligor shall immediately notify the Lender in writing signed by such Obligor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender.

(b)	Perfection by Filing.  The Lender may at any time and from time to time, pursuant to this Security Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of each Obligor or words of similar effect and which contain any other information required by Part 5 of Revised
Article 9 for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, including whether each obligor is an organization, the type of organization and any organization identification number issued to each such Obligor.
Each Obligor agrees to furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Lender on behalf of each Obligor, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

(c)	Other Perfection, etc.  Each Obligor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Lender may reasonably request for the Lender (i) to obtain an acknowledgment, in form and substance satisfactory to the Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (iii) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

(d)	Other provisions.  In applying the law of any jurisdiction in which Revised Article 9 is in effect, the following references to existing Article 9 shall be to the Revised Article 9 Section of that jurisdiction indicated below:

Existing Article 9	Revised Article 9
Section 9-103(3)	Rev. Section 9-102(a)(34)
Sections 8-106 and 9-115 (1994)	Rev. Section 8-106 and 9-
106
Section 9-504(1)(c)	Rev. Section 9-608(a)(1)(C) and 9-
1615(a)(3)

(e)	Savings Clause.  Nothing contained in this Section 9.20 shall be construed to narrow the scope of the Lender's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except (and then only to the extent) mandated by Revised Article 9 of the extent then applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.


GRANTORS:	HEALTHCOMP EVALUATION SERVICES CORPORATION

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:

	AFTON, INC.

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:

	MEDICAL DRUG TESTING, INC.

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:

	HEALTH EVALUATION PROGRAMS CORPORATION

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:


	AFTON-NORTH DAKOTA, INC.

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:

	AMERITEST, INC.

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:

	QUALITY HEALTH SERVICES, INC.

	By:	______________________________
	Name:
	Title:
	Address:

	Fax:


LENDER:	DILIGENTI, INC.

	By:	______________________________
	Name:
	Title:
	Fax:
	Attention:
					          Address:


ANNEX I

Healthcomp Evaluation Services Corporation

A.  Mailing Address:	2001 Siesta Drive
	Suite 302
	Sarasota, FL  34239

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.	Locations of Inventory, Equipment and Fixtures:

2001 Siesta Drive	71-C Dudleytown Road
Suite 302	Bloomfield, CT 06002
Sarasota, FL 34239	(excluding mobile assets)

D.  Locations of Assets Held by Bailees:			NA

Afton, Inc.

A.  Mailing Address:	2001 Siesta Drive
	Suite 302
	Sarasota, FL  34239

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:		Sarasota, FL

D.  Locations of Assets Held by Bailees:			NA

Medical Drug Testing, Inc.

A.  Mailing Address:	8001 Rowan Road
	Suite 212
	Cranberry Township, PA 16066

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:		Cranberry
Township, PA

ANNEX I

Medical Drug Testing, Inc.
(continued)

D.  Locations of Assets Held by Bailees:			NA

Health Evaluation Programs, Inc.

A.  Mailing Address:	2420 East Oakton Street
	Unit D
	Arlington Heights, IL 60005

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:

	2420 East Oakton Street	2323 Main Street
	Unit D	Pittsburgh, PA  15215-2812
	Arlington Heights, IL 60005
	(excluding mobile assets)	(excluding mobile assets)

D.  Locations of Assets Held by Bailees:			NA

AmeriTest, Inc.

A.  Mailing Address:	2001 Siesta Drive
	Suite 302
	Sarasota, FL  34239

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:

	National Dispatch Center	Minneapolis Office
	2001 Siesta Drive	2147 University Avenue West
	Suite 302	Suite 113
	Sarasota, FL 34239	St. Paul, MN  55114

	Detroit Office	Pocatello Office
	3509 Elizabeth Lake Road, Suite 218	1448 East Center
Street
	Waterford, MI  48328	Pocatello, ID  83201
ANNEX I

AmeriTest, Inc.
(continued)

D.  Locations of Assets Held by Bailees:			NA

Afton-North Dakota, Inc.

A.  Mailing Address:	2301 University Drive
	Building 21
	Bismarck, ND  58504-7595

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:		Bismarck, ND

D.  Locations of Assets Held by Bailees:			NA


Quality Health Services, Inc.

A.  Mailing Address:	2001 Siesta Drive
	Suite 302
	Sarasota, FL  34239

B.  Location of Chief Executive Office:	2001 Siesta Drive
	Suite 302
	Sarasota, FL 34239

C.  Locations of Inventory, Equipment and Fixtures:

	2323 Main Street	2001 Siesta Drive
	Pittsburgh, PA  15215-2812	Suite 302
	(excluding mobile assets)	Sarasota, FL 34239

D.  Locations of Assets Held by Bailees:			NA



Note: All facilities shown herein are leased by HESc or its subsidiaries.

ANNEX I

Preventive Services Division

A.  Mailing Address:

	Mobile Testing:

	1600 Genessee	3127 Belmont
	Suite 700	Kansas City, MO
	Kansas City, MO  64102

	Consulting:

		Suite A	605 Eastowne Drive
		420 Gallimore Dairy Road 	Chapel Hill, NC
		Greensboro, NC 27409

		6330 East 75th Street	8310 University Executive
Park
		Indianapolis, IN 46250	   Drive, Suite 530
			Charlotte, NC

B.  Location of Chief Executive Office:	U.S. HealthWorks, Inc.
	(current owner)	3655 North Point Parkway
	Suite 150
	Alpharetta, GA  30005

C.  Locations of Inventory, Equipment and Fixtures:

	1600 Genessee	Suite A
	Suite 700	420 Gallimore Dairy Road
	Kansas City, MO  64102	Greensboro, NC 27409
	(excluding mobile assets)

D.  Locations of Assets Held by Bailees:			NA






Note: All facilities are leased by U.S. HealthWorks, Inc., Preventive Services Division or their subsidiaries.

ANNEX II

Trade Names, Merger/Consolidation/Other Operating Names

Trade Names

Healthcomp Evaluation Services Corporation was incorporated as Handell-Graff, Inc. ("HGI") during November 1993. HGI changed its name to Healthcomp Evaluation Services Corporation on March 17, 1999 following its acquisition of Afton, Inc.

Afton, Inc. conducted business under the names Health Evaluation Systems Corporation and Healthcomp Evaluation Services Corporation. Use of the d/b/a Health Evaluation Systems Corporation was discontinued during 1998 following a challenge to use of the name by a Pennsylvania based firm using the same name.

Quality Health Services, Inc. conducted business under the name Quality Mobile Health Services until its acquisition by Afton, Inc. during December 1998.

Merger/Consolidation

Healthcomp Evaluation Services Corporation acquired all of the outstanding common stock of Afton, Inc. during March 1999 and all of the outstanding common stock of Medical Drug Testing, Inc. during October 1999. Healthcomp Evaluation Services Corporation also acquired the assets of the following companies during 1999:

Health Services of Florida (4/99)
Mobile Health Services (6/99)
Vehicle Specialty Services, Inc. (6/99)
Medical Drug Testing, Inc. (10/99)
Mobile Medical Testing Service, Inc. (10/99)

Afton, Inc. acquired all of the outstanding common stock of Quality Health Services, Inc. (December 1998) and Health Evaluation Programs, Inc. (January 1999). In addition, Afton, Inc. acquired the assets of the following companies as of the dates shown:

1996
Risk Assessment Systems, Inc. (5/96)
NTSA  (7/96)

1997
Aries Medical (7/97)
Substance Abuse Solutions (10/97)
Occupational Testing Services (10/97)
Allen Drug Screening (10/97)

1998
On-Time Phlebotomy (1/98)
Ace OnSite (5/98)

Afton-North Dakota, Inc. acquired the assets of AdMed, Ltd. during May
1996.

AmeriTest, Inc. acquired the assets of National AmeriTest, Inc. during February 1997.


PSD TRADEMARKS, TRADE NAMES, SERVICE MARKS, SERVICE NAMES, ETC.
ELB & Associates
E.L.B. & Associates
Health & Hygiene/ELB, a U.S. HealthWorks Company
U.S. HealthWorks Preventive Services
USH Preventive Services
Health & Hygiene
Health & Hygiene Midwest
Health & Hygiene Clinical Evaluation Center
"How American Business Stays Healthy"
H&H
Preventative Services
U.S. HealthWorks Preventative Services Division
ELB
Ennis, Lumsden, Boylston and Associates, Inc.
MSDSPRINT
INTOXISPRINT
SPRINTTRACK
SPRINTWARE
AudioSPRINT
SpiroSPRINT
SPRINTLOG
MONIFAX

ANNEX III

Vehicles

Owned Vehicles

Office            Company            Description                       Serial Number
Pittsburgh         HESc     Plymouth Grand Voyager (1993)               1P4GH44RXPX769691
Hartford           HESc   1996 Chrysler Town & Country minivan          1C4GP55L2TB508487
Hartford           HESc   1996 Plymouth Voyager minivan                 2P46P44R4TR6698094
Hartford           HESc   1993 Plymouth Voyager minivan                 1P4GH44R6PX735747
Pittsburgh         HESc   Gerstenlager trailer (1975)                   T7531
Pittsburgh         HESc   GMC tractor (1979)                            T19CC9V607733
Pittsburgh         HESc   GMC truck (1987)                              2GDHG31K6H4507477
Hartford           HESc   International 4900 truck                      1HTSDAAMIRH595558
Chicago            HEP    International 8300 tractor (1988)             1HSJYGUR4JH577638
Pittsburgh         HESc   International truck (1988)                    1HTLCCEM4JH559543
Pittsburgh         HESc   Intrepid Medicoach (1980)                     32896380301HE
Pittsburgh         HESc   Medicoach trailer (1981)                      1M9A3A724BH022514
Pittsburgh         HESc   Trailmobile (1980)                            556013
Chicago            HEP    Van 01-Gerstenslager (1973)                   268514G523827
Chicago            HEP    Van 02-Gerstenslager (1973)                   26852CGB21077
Chicago            HEP    Van 04-Gerstenslager (1977)                   13366
Chicago            HEP    Van 05-Calumet Coach (1978)                   14214
Chicago            HEP    Van 06-Calumet Coach (1979)                   14677
Chicago            HEP    Van 07-1979 Hendrickson
Chicago            HEP    Van 09-Gerstenslager (1977)                   13367
Chicago            HEP    Van 12-Gerstenslager (1977)                   3273710971
Chicago            HEP    Van 21-International (1984)                   1HTLDWPP1EHA54039
Chicago            HEP    Van 22-International (1986)                   1HTLDUXP4GHA62952
Chicago            HEP    Van 24-
Chicago            HEP    Van 51-Wells Cargo (1983)                     1WC200F2OD102949
Chicago            HEP    Van 52-FRP trailer (1990)                     1F9500E19L1084108
Clearwater         HESc   Mammography van 01 (John Deere)               17N640122W002112
Clearwater         HESc   Mammography van 02 (Winnebago)                1GBKP37W5G3316622

ANNEX III

Vehicles

Owned Vehicles

Office	Company	Description	Serial Number

Chapel Hill	PSD	Chevrolet Astrovan (1993)	1GNDM15Z9PB217751
Chapel Hill	PSD	Chevrolet Astrovan (1993)	1GNDM15Z8PB219844
Chapel Hill	PSD	Chevrolet (1987)	2GCDG15HXH4106553
Chapel Hill	PSD	Chevrolet Astrovan (1991)	1GCDM15ZXMB157161
Chapel Hill	PSD	Chevrolet Astrovan (1992)	1GNDM15Z2NB115933
Fort Wayne	PSD	GMC Audio Truck (1995)	0047
Indianapolis	PSD	Ford Econoline (1992)	1FDKE37HONHB40125
Greensboro	PSD	Chevrolet (1992)	1GBKC34N5NJ109437
Kansas City	PSD	Spartan SP-1242 coach (1990)
	1S9NT9T07KC185220
Los Angeles	PSD	Haulmark G822CC4 trailer (1994)
	16HGB2222RH022588
Indianapolis	PSD	Ford F350 (1994)	1FTJX35M2RKA42877
Indianapolis	PSD	Haulmark G822CC4 trailer (1994)
	16HGB2224SH031363
Kansas City	PSD	Ford F350 (1991)	1FTJF35G2MNB04640
Greensboro	PSD	Dodge (1990)	2B4FK453XLR696002
Greensboro	PSD	Chevrolet Astrovan (1992)	1GCDM15Z5NB124215
Greensboro	PSD	Chevrolet cabin (1995)	1GBKC34N3SJ112025
Greensboro	PSD	Ford Econoline (1995)	1FDKE37H2SHC12213
Kansas City	PSD	Ford Econoline (1995)	1FDKE37H7SHC07976
Kansas City	PSD	Ford E350 (1987)	1FDKE37L9HH842111
Dallas	PSD	Ford E350 (1991)	1FDKE37M9MHA21226
Kansas City	PSD	Ford E350 (1991)	1FDKE37M2MHB37075
Indianapolis	PSD	Ford E350 (1991)	1FDKE37M0MHB37074
Stockton	PSD	Ford E350 (1992)	1FDKE37M5NHB65986
Detroit	PSD	Ford E350 (1993)	1FDKE37M9PHB00013
Pittsburgh	PSD	Ford E350 (1994)	1FDKE30M5PHB92778
Allentown	PSD	Ford E350 (1994)	1FDKE30M9RHA00247
Dallas	PSD	Ford F450 (1994)	1FDLF47K2REA04024
Houston	PSD	Ford F450 (1994)	1FDLF47KOREA00036
Chicago	PSD	Ford F450 (1994)	1FDLF47KXREA00030
Dallas	PSD	Ford F700 (1991)	1FDWK74A4MVA09336
Los Angeles	PSD	Dodge W250 (1991)	1B7KM26C5MS299831
Spokane	PSD	Chevrolet van (1984)	1GBEG25H6E7155408
Springfield (MS)	PSD	Ford F450 (1995)	1FDLF47F1SEA44765

ANNEX III

Vehicles

Owned Vehicles

		Office	Company

Los Angeles	PSD	Ford F450 (1995)	1FDLF47F8SEA44763
Atlanta	PSD	Ford F450 (1995)	1FDLF47FXSEA44764
Portland (OR)	PSD	Ford F450 (1995)	1FDLF47F6SEA44762
Chapel Hill	PSD	Ford F450 (1995)	1FDLF47F5SEA44767
Newark	PSD	Ford F450 (1995)	1FDLF47F7SEA44768
Spokane	PSD	Ford F450 (1995)	1FDLF47F3SEA44765
Kansas City	PSD	Ford F350 (1996)	2FTJF35F1TCA66054
Dallas	PSD	McHenry 5th wheel trailer (1999)	MCH18463DEM4151
Kansas City	PSD	Tanco 5th wheel trailer (1984)	No VIN
Los Angeles	PSD	Boone 5th wheel trailer (1980)	No VIN

Leased Vehicles

		Office	Company

Hartford	HESc	International 7000 tractor	1HSHANHNOLH292761
Minneapolis	PSD	Ford F450 (1999)	1FDXF46F3XEA66003
Orlando	PSD	Ford F450 (1999)	1FDXF46F1XEA66002
Chicago	PSD	Ford F450 (1999)	1FDXF46F5XEA66004
Kansas City	PSD	Ford F450 (1999)	1FDXF46F8XEB09041
Dallas	PSD	Ford F450 (1999)	1FDXP46FXXEB17349
Los Angeles	PSD	Ford F350 (1999)	1FTSX30F6XEB61895
Greensboro	PSD	Ford F450 (1999)	1FDXF46F9XED51787
Kansas City	PSD	Ford F450 (1999)	1FDXF46F0XED92356
Kansas City	PSD	Ford F450 (1999)	1FDXF46F5XEE43172
Kansas City	PSD	Ford F450 (1999)	1FDXF46F3XEE43171
Los Angeles	PSD	Ford F350 (1999)	1FTWX32F9XEE77468

ANNEX IV

Intellectual Property

Registered Trademarks

Company                         Mark     Registration No. (Serial No.)       Registration Filing Date
Healthcomp Evaluation
   Services Corporation           HEP            1,297,158      SN 443,260           9-18-84
Healthcomp Evaluation
   Services Corporation     Enjoy Good Health!  1,784,600      SN 77-310,826        7-27-93

Trademarks Applied For

Company     Mark    Registration/Application No.  Application Filing Date
Afton, Inc. HESC                  N/A                    N/A


Material Unregistered Trademarks or Trade Names

[None]
Proprietary Software

	ExamWriter v 1.0
	ExamWriter v 2.0 - a)
	Physical Exam processing system
	Results processing software (drug testing & mobile screening)
	Scheduling software

Licensed Software

	WinnData MRO software
	WinFrame processing software
	Great Plains accounting software v 9.0
	Microsoft Office
	Microsoft Map
	Radiographic software
	Hear/Trak system software
	Wellsource program
	RW multiuser upgrade
	Lipin Dietz software
	UNIXWARE 7.1/SCO server
	Vision 3.0/SCO/configuration
	Novell Netware 4.2
	Oracle Database
		Create-A-Check Professional

(a - balance owed to MSYS, Inc. totals $100,000.


PSD TRADEMARKS, TRADE NAMES, SERVICE MARKS, SERVICE NAMES, ETC.

ELB & Associates
E.L.B. & Associates
Health & Hygiene/ELB, a U.S. HealthWorks Company
U.S. HealthWorks Preventive Services
USH Preventive Services
Health & Hygiene
Health & Hygiene Midwest
Health & Hygiene Clinical Evaluation Center
"How American Business Stays Healthy"
H&H
Preventative Services
U.S. HealthWorks Preventative Services Division
ELB
Ennis, Lumsden, Boylston and Associates, Inc.
MSDSPRINT
INTOXISPRINT
SPRINTTRACK
SPRINTWARE
AudioSPRINT
SpiroSPRINT
SPRINTLOG
MONIFAX

PSD SOFTWARE

1. Sprintware - Several application modules developed and maintained internally.

	-VanSprint
	-AudioDP
	-AudioReview
	-SpiroReview
	-AudioSprint
	-SpiroSprint
	-SprintLog
	-SprintTrack
	-LapSprint
	-SprintTime
	-IntoxiSprint

2.	Client Information Database (CID)
3.	Time Billing - Computer based timesheets for Consulting Division
4.	Client Support Desk - Support Desk tracking software used by products department
5.	MAX/90 - billing and accounting software licensed from a third-
party vendor
6.	Microsoft Office Professional (M/S Word, Excel, Powerpoint,
Access, Outlook)
7.	Visual Studio - software development suite
8.	FoxPro - software development software
9.	Microsoft Back Office
10.	Cotton Dust Reporting Application
11.	Norton Antivirus
12.	Winport

ANNEX V

DEPOSIT ACCOUNTS


Company		Bank	Account No.

Healthcomp Evaluation Services Corporation	Bank of America	003662593952
	Bank of America	003662593965
	Bank of America	003662593978
	First Security Bank	01200914
	First Security Bank-a)	01200906
	SouthTrust Bank	71-120-505
	SouthTrust Bank-b)
	PNC Bank	10-0902-3211
	Webster Bank	0009056352

Afton-North Dakota, Inc.	Norwest Bank	136-0688036

AmeriTest, Inc.	Norwest Bank	202-0038128
Health Evaluation Programs, Inc.	Bank One Chicago	1115000909934





(a - Escrow account held by HESc for the benefit of Burlington Northern
Sante Fe.
(b - Escrow account held by HESc for the benefit of Baptist Minor
Medical Center.

Name of Bank	Account Name	Account Number	Location of Account
	[___________]
Central Carolina Bank		20-1035168	North Carolina
	Edith Eubanks
BB&T		5110289814	North Carolina
BB&T		5110289806	North Carolina	Mary Strong
Bank of America		256-470-0754	North Carolina lock-box	None
Fifth Third Bank		0075041413	Indiana	Dawn Wafford
Bank of America		0050-4061-0073	Missouri	Darrell Rose, Time
Sterrett, Jerry Jonas
Bank of America		0050-4061-0057	Missouri	Tim Sterrett

ANNEX VI

Certain Permitted Liens -a)


Accounts Receivable

Bank of America (HESc) - amounts will fluctuate based on outstanding receivable balance
Heller Financial (PSD) - amounts will fluctuate based on outstanding receivable balance

Fixed Assets

First Security Bank (HESc)
	Mammography equipment (2 loans)

Deutsche Financial (HESc)
Cisco Systems telephone system (capital lease)

Chrysler Financial (HESc)
	Plymouth Voyager and Chrysler Town & Country minivans based at Hartford office (2 loans)

American Technology Leasing (PSD)
	Master lease for computer equipment at Greensboro office and medical equipment at Kansas City office (capital lease)

Bank of America (HESc)
	Secondary lien on fixtures, equipment and inventories

Dollar Bank Leasing (HESc)
	Computer equipment

Dominion Financial Group International, LDC (HESc)
	Secondary lien on certain receivables of Afton, Inc.




(a - Excludes vehicles (trucks) and equipment (e.g., breathalyzers, copiers, postage machines and film processing equipment) leased under operating leases.

 ANNEX VII

Government Receivables


Adams County
Alcona County Road Commission
Allamakee County Highway Department
Alpena County Road Commission
Anoka County Highway & Parks Department
Appanoose County Secondary Road Department
Arlee School Jointg District No. 8
Armstrong County Jail
Audobon County Secondary Road Department
Bay Area Rapid Transit District
Bedford Area School District
Belgrade School District No. 44
Belt Public Schools
Beltrami County
Benton County Highway Department
Bexar County Adult Probation Department
Blue Springs School District
Boone County
Brandon School District
Bremer County Engineer
Brighton Municipal Gas Water & Pipe
Brooklyn Municipal Electric & Gas
Brown County
Brule County
Buchanan County
Buena Vista County Solid Waste Commission
Buena Vista County
Bureau of Public Debt
Butler County Children's Center
Butler County
Calhoun County
Campbell County
Carbon County
Carroll County
Carroll County Detention
Carver County
Cascade County
Cass County Secondary Roads Department
Cedar County
Central Mountain Schools
Cerro Gordo County
Cherokee County Secondary Roads Department
Chester School District No. 33
Chickasaw County
Cities of:
Ames
Andover
Ankeny
Armstrong
Austin
Bancroft
Barnesville
Belle Plaine
Bethany
Bismarck
Bloomfield
Blytheville
Bozeman
Brooklyn Center
Brooklyn Park
Buffalo (IA)
Burlington
Carrington
Carroll
Carthage
Central City
Chanhassen
Chariton
Charles City
Chaska
Cherokee
Chisholm
Choteau
Chubbuck
Clarion
Clear Lake (IA)
Clinton
Clive
Colfax
Collierville
Council Bluffs
Cresco
Decorah
Deephaven
Deer River
Dewitt
Dubuque
Durand
Dyersville
Eagan
Eagle Grove
Early
Eden Prairie
Edina
Eldora
Elkader
Estherville
Evansville
Evansdale
Fargo
Farmington (MI)
Faulkton
Fayette
Fergus Falls
Finley
Fonda
Forest City
Fort Madison
Garden City
Germantown
Glidden
Grafton
Grand Forks
Great Falls
Green River
Grinnell
Grundy Center
Guttenberg
Hampton
Hardin (MT)
Hawarden
Humboldt
Independence
Iowa Falls
Johnston
Kimball
Knoxville
La Porte City
Lake City
Lake Mills
Lake Park
Lake View
Laurel (IA)
Laurens
Lemars
Lewisburg
Libby
Livermore
Logan
Madrid
Manchester
Mandato
Marianna
Marshalltown
Mason City
Mazeppa
McLeansboro
Memphis
Miles City
Milford
Millington
Minneota
Minnetonka
Minnetrista
Missoula
Monona
Monticello (GA)
Monticello (MN)
Mound
Mount Vernon
Nashua
Nevada
New Bedford City Hall
New Hampton
New London
New York DOT/Bridge
New York-Staten Island Ferry
Newton
North Liberty
Northwood
Norwalk
Oelwein
Okoboju
Onawa
Oronogo
Oskaloosa
Ottumwa
Paulline
Pella
Perry (IA)
Perry (MO)
Pipestone
Pleasant Hill
Postville
Pringhar
Readlyn
Red Lodge
Riceville
Rochester
Rock Springs
Russell
Sauk Rapids
Shelby
Sheldon
Shelley
Shenandoah
Sibley
Sioux Center
Spirit Lank
St. Anthony
St. Cloud
St. Paul
Stillwater
Storm Lake
Story City
Sumner
Thompson Falls
Tipton
Trinidad
Two Harbors
Urbandale
Valley City
Vinton
Waseca
Washington
Waterloo
Waukon
Waverly
Webster City
West Des Moines
West Point
West St. Paul
Wilmot
Winfield
Woodward
Yankton
Big Lake Public Works
Winterset Municipal Utilities
Clay County
Clay County-Spencer
Clayton County
Clinton County Secondary Roads Department
Connecticut Army National Guard
Corvallis School District No. 1
Council Bluffs Water Works
Cowden-Herrick High School District No. 188
Crawford County
Custer County Commission
Dakota County
Dallas County Secondary Roads Department
Decatur County
Delaware County Engineer
Dension Municipal Utilities
Department of Interior
Des Moines County Secondary Roads Depart.
Dickinson County Secondary Roads Department
Dodge County
Douglas County (MN)
Drug Enforcement Agency
Dubuque County
Duluth Transit Authority
Duluth Water & Gas
Edinburgh School District No. 106
Ellwood City Transit
Emmet County Engineer
Emmetsburg Municipal Utilities
Eureka Public School District
Fall River County
Faribault County
Farmington Public Schools
Faulk County
Fayette County
Fayette County Housing Authority
Fillmore County
Floyd County
Franklin County
Freeborn County
Fremont County Secondary Roads Department
Gallatin County
Glasgow School District No. 1A
Gloucester Fire Department
Goodhue County
Granite County
Grant County Detention
Great Falls Transit District
Grundy County
Guthrie County Secondary Roads Department
Hamilton County
Hancock County Secondary Roads Department
Hardin County
Harlan Municipal Utilities
Harrison County
Head Start of Fayette County
Hennepin County Adult Correctional Facility
Hennepin County Adult Probation
Hennepin County Home School
Hennepin County Human Resources
Hennepin County Juvenile Probation
Hennepin County Medical Center
Hennepin County Public Safety
Hennepin County Public Works
Hennepin County Sheriffs Department
Henry County Secondary Roads Department
Hill County
Hill County Electric Coop
Holly Area Public Schools
Houston County Highway Department
Hubbard County
Humboldt County
Huron Valley Schools
Hutchinson County
Idaho National Guard
Iowa County
Itasca County-Administrative
J-I Public Schools
Jackson County Highway Department
Jackson County (IA)
Jasper County Highway Department
Jefferson County Adult Probation
Jefferson County (IA)
Joliet School District No. 7
Jones County Secondary Roads Department
Judith Basin County
Kaniyohi County
Koochiching County
Kentucky Corrections
Covington
Danville
Hopkinsville
Lexington
Louisville
Main
Half Way Houses
Kentucky Law Enforcement Council
Lake County Highway Department
Lake County (MT)
Lake Orion Schools
Lakeview Community Schools
Laporte County Hazmat
Lavallette Township Fire Department
Lee County
Lincoln County Highway Department
Louisa County
Lucas County Health Center
Lucas County Secondary Roads Department
MSA Evans City
Madison County Secondary Roads Department
Madison County
Mahaska County Highway Department
Marion County
Marshall County (IA)
Memphis Housing Authority
Mille Lacs County
Mills County
Mineral County
Minnehaha County
Minnesota Municipal Utility Association
Missoula County
Minnesota Department of Human Services
Minnesota Department of Natural Resources
Minnesota Department of Transportation
Missouri National Guard
Missouri State Occupational Health
Morbridge School District No. 62-3
Mohawk School District
Montgomery County Secondary Roads Department
Morrison County Public Works
Mower County
Mt. Pleasant Municipal Utilities
Mt. Pleasant Public Works
Montana School District 5
Montana School District No. 17-H & 1
New York State Thruway Authority
Nicollet County Public Works
Nobles County
North Madison Fire Department
Northland Bus Services
Northland Regional Transit
Ogeman County Road Commission
Osage Municipal Utilities
Osceola County Secondary Roads Department
Otter Tail County
Oxford Area Schools
Page County
Park County
Park River School District
Payette Highway District
Pennington County Highway Department
Petroleum County
Phillips County
Pine County Highway Department
Pipestone County
Pinellas County
Pinellas County Health Department
Pocahontas County
Polk County (WI)
Polk County Personnel Department (IA)
Pope County Highway Department
Poplar School District Nos. 9 & 9B
Pottawattamie County
Powder River County
Powell County
Prairie Hills Transit
Pryor Public Schools
Ramsey County Parks & Recreation
Ramsey County Public Works
Randolph Fire Department
Ransom County Senior
T
ransport
Ravalli County
Red Lodge School District No. 1
Redwood County Highway Department
Renville County
Rice County
Richland County
Ringgold County
Riverside Fire Department
Rock Rapids Municipal Utilities
Sabula Municipal Utilities
Sarasota County
Scott County Government Center
South Dakota Bureau of Administration
South Dakota Department of Environmental and Natural Resources
South Dakota Department of Game Fish & Parks
South Dakota Department of Transportation
South Dakota Northern State University
South Dakota Redfield Trusty Unit
South Dakota State Peniteniary
South Dakota State University
Shelby County
Shelby Public Schools
Shepherd Public Schools
Sherburne County Highway Department
South Lyon Schools
Southfield Public Schools
Southwestern Minnesota Opportunity Commission
State of Iowa
Stearns County
Steele County
Sun River Valley Schools
Sweet Grass County
Sweetwater County School District No. 1
Sweetwater County School District No. 2
Sweetwater County Transit
Sweetwater County Road & Bridge
Tama County
Taylor County Secondary Roads Department
Teton County
Townsend School District No. 1
Township of Glenville
Township of Laketon
Traverse County
Union Area School District
Union County Secondary Roads Department
US Bureau of Printing & Engraving
Van Buren County
Wadena County
Wakpala School District
Waseca County Highway Department
Washington County
Washington County (MN)
Washington County Muni Buss
Waterford Public Schools
Watowan County
Wayne County
West Bend Municipal Utilities
West Bloomfield Schools
West Nodaway R-I Schools
Westport Fire Department
Williston Fire Department
Wing Public Schools
Winnebago County Secondary Roads Department
Winneshiek County
Winona County
Woodbridge Fire Department
Woodbury County
Worth County
Wright County
Wright County Secondary Roads Department
Wyoming Test
Wyoming Department of Transportation
Yankton School District No. 63-3
Yellowstone County Roads

Schedule 1

Form of Accession Agreement
FORM OF ACCESSION AGREEMENT TO SECURITY AGREEMENT

	This ACCESSION AGREEMENT dated as of __________________ is
BETWEEN:

	___________________, a _________________ organized under the laws of ______________________ (hereinafter called the "New Grantor"), and

	Diligenti, Inc. (the "Lender").

	WHEREAS, this Agreement is entered into in connection with a Security Agreement (the "Security Agreement") dated September 15, 2000 among Healthcomp Evaluation Services Corporation, Afton Inc., Medical Drug Testing, Inc., Health Evaluation Programs Corporation, Afton-North Dakota, Inc., AmeriTest, Inc., Quality Health Services, Inc. and the Lender.

	WHEREAS, the New Grantor under the laws relating thereto is duly authorized to enter into the Security Agreement and all things necessary, including any necessary consents of shareholders of the New Grantor, have been done and performed to make the Security Agreement a valid and binding obligation of the New Grantor;

	WHEREAS, this Agreement has been entered into to record the admission of the New Grantor pursuant to the Loan Agreement (as defined in the Security Agreement);

	NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the New Grantor covenants and agrees with the Lender as follows:

1.	DEFINITIONS

	Terms defined in the Security Agreement shall have the same meaning when used in this agreement.

2.	WARRANTIES

	The New Grantor hereby makes to the Lender the representations, warranties and covenants set forth in Sections 3 and 4 of the Security Agreement.

3.	UNDERTAKING

	Effective as of the date hereof, the New Grantor undertakes all obligations of a Grantor under the Security Agreement.


4.	NOTICE

	All communications and notices provided for under the Security Agreement to the New Grantor shall be addressed as follows:

	__________________
	__________________
	__________________
	Attention: __________________
	Telephone: _________________
	Facsimile: __________________

	with a copy to:

	Diligenti, Inc.

	Attention: __________________
	Telephone: _________________
	Facsimile: __________________

5.	APPLICABLE LAW

	This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

	IN WITNESS WHEREOF the New Grantor has duly executed this
Accession Agreement as of the date first set forth above.
[Name of New Grantor]
By: ______________________
Name:
Title:

Accepted:

Diligenti, Inc.

By: _______________________
Name:
Title: